Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Aeolus Pharmaceuticals, Inc. (the “Company”) on Form S-1 of our report dated December 8, 2005, appearing in the Prospectus, which is part of the Registration Statement, which includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California June 28, 2006